Exhibit 10.5

                            PLAYBOY ENTERPRISES, INC.
                           Deferred Compensation Plan

                           Effective: October 1, 1992
                      Amended and Restated: January 1, 2005

                            PLAYBOY ENTERPRISES, INC.
                           Deferred Compensation Plan

                                                                                         Page
                                                                                         ----
I.     PURPOSE..............................................................................1
II.    DEFINITIONS..........................................................................1
       2.01   "Administrative Committee"....................................................1
       2.02   "Age".........................................................................1
       2.03   "Agreement"...................................................................1
       2.04   "Beneficiary".................................................................2
       2.05   "Change in Control"...........................................................2
       2.06   "Company".....................................................................2
       2.07   "Company Allocation"..........................................................3
       2.08   "Compensation"................................................................3
       2.09   "Deferred Compensation Account"...............................................3
       2.10   "Deferred Compensation Plan Trust" and "Trust"................................3
       2.11   "Determination Date"..........................................................3
       2.12   "Disability"..................................................................3
       2.13   "ERISA Funded"................................................................3
       2.14   "Incentive Award".............................................................3
       2.15   "IRC".........................................................................4
       2.16   "Participant".................................................................4
       2.17   "Plan"........................................................................4
       2.19   "Retirement Date" and "Retirement"............................................4
       2.20   "Salary"......................................................................4
       2.21   "Sales Commissions"...........................................................4
       2.22   "Savings Plan"................................................................4
       2.23   "Tax Funded"..................................................................4
       2.24   "Termination of Service"......................................................4
       2.25   "Year of Service".............................................................5
III.   ELIGIBILITY; PARTICIPATION LIMITS....................................................5
       3.01   Participation.................................................................5
       3.02   Deferral of Salary and Incentive Award or Sales Commissions...................5
       3.03   Deferral Limitations..........................................................6
       3.04   Suspension of Agreement to Defer Salary, Incentive Award, or Sales
              Commissions...................................................................7
       3.05   Timing of Deferral Credits....................................................7
       3.06   Company Allocation............................................................7
       3.07   Vesting.......................................................................9
       3.08   Determination of Account.....................................................10
       3.09   Deferred Compensation Account Investment Options.............................10
       3.10   Change of Investment Election................................................11
IV.    DISTRIBUTIONS.......................................................................11
       4.01   Distribution on Retirement...................................................11
       4.02   Distribution on Death........................................................12
       4.03   Distribution on Termination of Service.......................................12

       4.04   Disability Benefit...........................................................12
       4.05   Method and Timing of Distribution............................................13
       4.06   Interim Distribution.........................................................14
       4.07   Hardship Distributions; Cessation of Deferrals...............................14
       4.08   Withholding; Employment Taxes................................................15
       4.09   Change in Control Distribution Election......................................15
       4.10   Recipients of Payments: Designation of Beneficiary...........................16
       4.11   Distributions in Cash........................................................16
V.     CLAIM FOR BENEFITS PROCEDURE........................................................16
       5.01   Claim for Benefits...........................................................16
       5.02   Request for Review of a Denial of a Claim for Benefits.......................16
       5.03   Decision Upon Review of a Denial of a Claim for Benefits.....................17
VI.    ADMINISTRATION......................................................................17
       6.01   Plan Administrative Committee................................................17
       6.02   General Rights, Powers and Duties of Administrative Committee................17
       6.03   Information to be Furnished to Committee.....................................18
       6.04   Responsibility...............................................................18
VII.   AMENDMENT AND TERMINATION...........................................................18
       7.01   Amendment....................................................................19
       7.02   Company's Right to Terminate.................................................19
       7.03   Special Termination..........................................................19
VIII.  MISCELLANEOUS.......................................................................20
       8.01   Separation of Plan...........................................................20
       8.02   No Right to Company Assets...................................................20
       8.03   No Employment Rights.........................................................20
       8.04   Offset.......................................................................20
       8.05   Protective Provisions........................................................21
       8.06   Non-assignability............................................................21
       8.07   Gender and Number............................................................21
       8.08   Notice.......................................................................21
       8.09   Governing Laws...............................................................21
       8.10   Deferred Compensation Plan Trust.............................................21

                            PLAYBOY ENTERPRISES, INC.
                           Deferred Compensation Plan

Playboy Enterprises, Inc. hereby amends and restates in its entirety, effective as of January 1, 2005, the Playboy Enterprises, Inc. Deferred Compensation Plan, which was originally established October 1, 1992 and last restated January 1, 1998.

I.    PURPOSE

The purpose of the Playboy Enterprises, Inc. Deferred Compensation Plan is to provide a means whereby the Company may afford certain employees and senior management with an opportunity to build additional financial security, by providing a vehicle to defer compensation amounts in excess of the dollar limitation of IRC ss.402(g) applicable to the amount of compensation which may be deferred under the Company's Savings Plan.

By providing a means whereby Salary, Incentive Award, and/or Sales Commissions may be deferred into the future, the Plan will aid in attracting and retaining managers of exceptional ability. In addition, the Company may credit the Deferred Compensation Account of certain Participants with an amount equivalent to the "annual addition" which would be credited to a Participant's account under the Savings Plan but for the limits of IRC Sections 401(a)(17) and 415(c).

The Plan is a defined contribution plan. Deferrals of Salary, Incentive Award, and/or Sales Commissions, together with Company Allocations made pursuant to the Plan, will be credited with investment gains or losses, in accordance with the Plan, and paid to the Participant (or his Beneficiary) as described herein. The Plan is also designed to provide additional financial security at the time of Retirement, and to supplement other Company-sponsored benefits in the event of death or Disability.

This restatement is made primarily to comply with the new deferred compensation rules of IRC Section 409A and shall be construed consistent with that intent. This restatement shall govern the maintenance of Deferred Compensation Accounts for Plan Years beginning on and after January 1, 2005 and all distributions that commence on or after that date.

II.   DEFINITIONS

2.01  "Administrative   Committee"  and  "Committee"  mean  the  Plan  Committee
      appointed pursuant to Article VI to manage and administer the Plan.

2.02  "Age" means the Participant's chronological age on the relevant date.

2.03 "Agreement" means the Playboy Enterprises, Inc. Deferred Compensation Election Agreement, executed between a Participant and the Company, whereby a Participant agrees to defer a portion of his Salary and Incentive Award (or Sales Commissions, as the case may be), or both, pursuant to the provisions of the Plan, and the Company agrees to make benefit payments in accordance with the provisions of the Plan.

2.04 "Beneficiary" means the person, persons or trust designated Beneficiary pursuant to Section 4.11.

2.05 "Change in Control" means the occurrence of any one of the following events:

      a) Hugh M. Hefner and Christie Ann Hefner cease, collectively, to beneficially own at least fifty percent (50%) of the combined voting power of the then-outstanding securities entitled to vote generally in the election of Directors of the Company ("Voting Stock") (for purposes of this Subsection, Voting Stock beneficially owned [as such term is defined under Rule 13d-3, or any successor rule or regulation, under the Securities Exchange Act of 1943, as amended] by the Hugh M. Hefner Foundation shall be deemed to be beneficially owned by Christie Ann Hefner if and so long as she has sole voting power with respect to such Voting Stock); or

      b) except as provided in Section 2.05(f), a sale, exchange, or other disposition of Playboy Magazine; or

      c)    except  as  provided  in  Section   2.05(f),   any   liquidation  or
            dissolution of the Company; or

      d) except as provided in Section 2.05(f), the Company is merged, consolidated, or reorganized into or with another corporation or other legal person; or

      e) except as provided in Section 2.05(f), the Company sells or otherwise transfers all or substantially all of its assets to another corporation or other legal person;

      f) provided, however, that no such merger, consolidation, reorganization, sale, or transfer will constitute a Change in
            Control if the merger, consolidation, reorganization, sale, or transfer is initiated by the Company and as a result of such merger, consolidation, reorganization, sale, or transfer not less than a majority of the combined voting power of the then-outstanding securities of the surviving, resulting, or ultimate parent corporation or other legal person, as the case may be, immediately after such transaction, is held in the aggregate by persons who held not less than a majority of the combined voting power of the outstanding Voting Stock of the Company immediately prior to such merger, consolidation, reorganization, sale, or transfer.

      The foregoing definition of "Change in Control" shall apply in order to vest a Participant's Deferred Compensation Account 100% as provided in
      Section 4.09 below, but only to the extent that the foregoing Change in Control events constitute a "change in the ownership" of the Company, a "change in effective control" of the Company, or a "change in the ownership of a substantial portion of the assets" of the Company, as those terms are defined in regulation under IRC Section 409A(a)(2)(A)(v), shall the distribution rights of Section 4.09 below apply.

2.06 "Company" means Playboy Enterprises, Inc., a Delaware corporation, and its successors and assigns.

2.07 "Company Allocation" means an amount added to a Participant's Deferred Compensation Account, as provided in Section 3.06.

2.08 "Compensation" means Eligible Earnings as that term is defined in the Savings Plan.

2.09 "Deferred Compensation Account" means the accounting record(s) maintained by the Company for each Participant, pursuant to Article III. Separate Deferred Compensation Account(s) shall be utilized solely as a device for the measurement and determination of the amount to be paid to the Participant pursuant to this Plan, and shall be subject to Section 7.02 hereof. Notwithstanding the provisions of Section 8.10, a Participant's Deferred Compensation Account shall not constitute or be treated as a trust fund or escrow arrangement of any kind.

2.10 "Deferred Compensation Plan Trust" and "Trust" mean the Deferred Compensation Plan Trust, an irrevocable grantor trust or trusts established by the Company, in accordance with Section 8.10, with an independent trustee for the benefit of persons entitled to receive payments under this Plan and any other deferred compensation plan or plans which the Company chooses, from time to time, to operate through the Trust.

2.11 "Determination Date" means the date on which the amount of a Participant's Deferred Compensation Account is determined as provided in Article III hereof. The last day of each calendar quarter and the date of a Participant's Termination of Service shall be a Determination Date.

2.12  "Disability" means that either:

      (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve
            (12) months; or

      (ii) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve
            (12) months, receiving short or long term disability benefits under a Company-maintained benefit plan.

      Disability may be determined under the Company's Group Long-Term Disability Insurance Plan to the extent that plan's definition complies with the definition above (or any modified or replacement definition that applies under IRC Section 409A(a)(2)(C) from time to time); otherwise, the Administrative Committee shall determine, in its sole discretion, whether a Disability has occurred.

2.13 "ERISA Funded" means that the Plan is prevented from meeting the "unfunded" criterion of the exceptions to the application of Parts 2 through 4 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

2.14 "Incentive Award" means the Participant's Management Incentive Plan Award, if any, for the Company fiscal year coinciding with the Plan Year (but payable after the end of the Plan Year) otherwise payable in cash, and considered "wages" for FICA and federal income tax withholding, but before any deferrals made pursuant to this Plan.

2.15  "IRC" means the Internal Revenue Code of 1986, as amended.

2.16 "Participant" means an employee of the Company who is eligible to participate in the Plan pursuant to Section 3.01, and who enters into an Agreement. Such an individual shall remain a Participant for so long as a Deferred Compensation Account balance is maintained for that person under the Plan.

2.17 "Plan" means the Playboy Enterprises, Inc. Deferred Compensation Plan, as in effect and amended from time to time.

2.18  "Plan Year" means a calendar year.

2.19 "Retirement Date" and "Retirement" mean the date of Termination of Service of a Participant for reasons other than death or Disability after he (i) attains age sixty-five (65), (ii) attains age fifty-five (55) and has fifteen (15) Years of Service, or (iii) terminates service under circumstances which the Committee elects to treat as a Retirement under this Plan.

2.20 "Salary" for purposes of the Plan shall be the total of the Participant's base salary paid during a Plan Year, and considered "wages" for FICA and federal income tax withholding, but before any deferrals made pursuant to this or any other plan. For purposes of the Plan, Salary shall not include severance or other payments made in connection with a Participant's Termination of Service.

2.21 "Sales Commissions" means the earnings of a Participant which are attributable to sales results, payable at the end of each month, and considered "wages" for FICA and federal income tax withholding, but before any deferrals made pursuant to this or any other plan.

2.22 "Savings Plan" means the Playboy Enterprises, Inc. Employees Investment Savings Plan, as in effect and amended from time to time.

2.23 "Tax Funded" means that the interest of a Participant in the Plan will be includable in the gross income of the Participant for federal income tax purposes prior to actual receipt of Plan benefits by the Participant.

2.24 "Termination of Service" means the Participant's ceasing his/her employment with the Company for any reason whatsoever, whether voluntarily or involuntarily, including by reason of Retirement, death, or Disability; provided, however, that the employment relationship is treated as continuing intact while the Participant is on military leave, sick leave or other bona fide leave of absence (such as temporary employment by the government) if the period of such leave does not exceed six (6) months or, if longer, so long as the Participant's right to reemployment with the Company is provided either by statute or by contract. Notwithstanding the foregoing, this definition shall be construed to comply with the definition of "separation from service" under IRC Section 409A(a)(2)(A)(i) and regulations thereunder.


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

2.25 "Year of Service" means a Plan Year in which an employee is credited with at least 1,000 hours of service as defined and measured under the Savings Plan.

III.  ELIGIBILITY; PARTICIPATION LIMITS

3.01 Participation. Participation in the Plan for any Plan Year shall be limited to Employees of the Company (including any Employee serving as a Director of the Company) who satisfy either of the minimum compensation requirements set forth below:

      a) The Participant's base rate Salary as of the start of the Plan Year (or as the start of his or her employment as an Employee, if later) is not less than $125,000; or

      b) The Participant's actual earnings as reported by the Company on his or her Form W-2, plus (i) any amounts deferred by the Participant under Section 125 and/or 401(k) of the IRC and (ii) any amounts deferred under this Plan equaled or exceeded $125,000 for the immediately preceding calendar year.

      c) The $125,000 figure presented in (a) and (b) above shall be increased (if adjusted at all) for each successive Plan Year beginning on or after January 1, 2004 by multiplying that dollar amount by a fraction, the numerator of which shall be the Consumer Price Index-Urban (the "CPI-U index") (Base Period 1982-84 = 100; not seasonally adjusted) as published by the Bureau of Labor for the month of September immediately preceding such Plan Year and the denominator of which shall be the CPI-U index for the immediately preceding month of September (12 months earlier). If such fraction is not more than 1.0 for the next upcoming Plan Year, then the $125,000 (indexed) amount shall remain unchanged for that Plan Year from the dollar amount in effect for the then current Plan Year.

            The Administrative Committee shall have discretion to exclude from eligibility to participate for any particular Plan Year(s) any employees who meet the Plan's minimum compensation requirement but do not have a sufficient managerial role within the Company's operations to justify inclusion as an active participant in a select, "top-hat" plan such as this for purposes of preserving the Plan's exemption from ERISA regulation. Any Participant as of June 30, 2003 who met the Plan's prior compensation requirement shall continue to be eligible to participate even if he does not satisfy this higher compensation requirement, subject to being excluded by the Administrative Committee's discretion if and when appropriate under this paragraph.

      d) An employee of the Company who is a non-resident alien whose primary work domicile is outside the United States shall not be eligible to participate in this Plan.

3.02 Deferral of Salary and Incentive Award or Sales Commissions. Individuals who elect to participate in the Plan must file an Agreement with the Company as follows:

      a) Plan Year First Eligible. In the initial year of eligibility, an eligible employee who elects to participate in the Plan must file an Agreement with the Company within thirty (30) days from the date he or she first becomes eligible to participate in the Plan. The Agreement to defer Salary or Sales Commissions must be filed with the Company prior to the beginning of the payroll period for which the Salary or Sales Commission to be deferred is otherwise payable. A Participant's Agreement to defer a portion of his or her Incentive Award may be filed with the Company not less than six (6) months prior to the end of the calendar year to which the Incentive Award to be deferred relates; provided that the Participant has provided services covered by such Incentive Award since the start of that calendar year (or the date as of which the performance criteria are established for that year, if later) and, at the time the Participant's deferral election is made, the Incentive Award is not substantially certain to be paid and is not readily ascertainable (to the extent the conditions of this proviso are required by applicable regulations under IRC Section 409A). An eligible employee who fails to file an Agreement before such time shall not be eligible to participate for the subject Plan Year.

      b) Subsequent Years of Eligibility. For any Plan Year subsequent to a Participant's or eligible employee's first year of eligibility, his or her Agreement to defer Salary, Incentive Award, or Sales Commissions must be filed with the Company prior to the beginning of the Plan Year or within thirty (30) days from the date he or she first became eligible to participate in the Plan if later.

            Subject to the limitations of this Section 3.02(b) and Section 3.01 above, a Participant or eligible employee who does not file a deferral Agreement for a Plan Year may file an Agreement for any subsequent Plan Year.

            The filing of deferral Agreements and other Participant elections under the Plan shall be made using the Plan's website or web link as designated by the Administrative Committee or by such telephonic process as such Committee may approve, in lieu of filing hard copy paper documents. Exceptions to the approved election and filing processes may be allowed by the Administrative Committee in its sole discretion on a case by case basis considering the particular circumstances, but exceptions to the election timing requirements can only be allowed to the extent permitted under IRC Section 409A.

3.03 Deferral Limitations. A Participant's Agreement to defer Salary, Incentive Award, or Sales Commissions shall be subject to the following limitations:

      a) A Participant may elect to defer no less than six percent (6%) and no more than twenty-five percent (25%) of Salary, in increments of one percentage point (1%),

      b) A Participant may elect to defer no less than ten percent (10%) and up to one hundred percent (100%) of his or her Incentive Award or Sales Commissions, in increments of ten percentage points (10%); and

      c) A Participant may elect to defer under (a) or (b) above, or both. The Agreement shall be irrevocable upon acceptance by the Company, subject to Section 3.04 below.


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

3.04 Suspension of Agreement to Defer Salary, Incentive Award, or Sales Commissions.

      a) A Participant's Agreement to defer Salary, Incentive Award, or Sales Commissions shall be suspended in the event that the Administrative Committee, in its sole discretion, reasonably determines that a Participant ceases to meet the eligibility requirements of the Plan.

      b) In the event a Participant who resides in the United States is transferred to a work domicile outside the United States, the Participant shall have a one-time option to elect to suspend his/her participation in the Plan until he/she returns to his/her employment with the Company in the United States on a full-time basis. In the event that a Participant elects to suspend his/her participation in the Plan under this Section 3.04(b), he/she shall be eligible to begin making deferrals into this Plan upon his/her return to the United States and upon the filing of a new Agreement with the Company. The new Agreement must be filed with the Company at least thirty (30) days prior to the calendar quarter in which deferrals are to commence if permitted under IRC Section 409A; otherwise the new Agreement shall take effect as of the start of the next Plan Year beginning after the Agreement is filed. In the event a Participant does not elect to suspend his/her participation pursuant to this Section 3.04(b), his/her participation shall continue as elected under the Agreement then in effect.

Except as otherwise provided in Section 7.03(a)(iv), a Participant whose Agreement has been suspended pursuant to this Section 3.04, shall not be deemed to have incurred a Termination of Service, and his or her Deferred Compensation Account shall continue to be maintained under the terms of the Plan. In addition, no additional Company Allocations shall be made to a Participant's Deferred Compensation Account for the period the Participant's Agreement is suspended.

3.05 Timing of Deferral Credits. The amount of Salary, Incentive Award, or Sales Commission that a Participant elects to defer in the Agreement shall cause an equivalent reduction in Salary, Incentive Award, or Sales Commission payment, and shall be credited to the Participant's Deferred Compensation Account throughout the Plan Year as the Participant otherwise would have been paid the deferred portion of Salary, Incentive Award or Sales Commission in each Plan Year.

3.06 Company Allocation. The Company shall credit a Company Allocation to a Participant's Deferred Compensation Account as of December 31st of a Plan Year as set forth in this Section 3.06. Such Company Allocation shall be determined based on Plan Year-end data and, for purposes of any distributable benefit Account valuation, shall be credited as of December 31st of the Plan Year for which the Allocation is made even though the Allocation amount may be determined and credited (for deemed investment purposes) early in the following Plan Year.

      a) Participant Eligible to Participate in the Company's Savings Plan. If a Participant is eligible to participate in the Company's Savings Plan and is contributing at least six percent (6%) to the Savings Plan and is also deferring an amount

            (including all amounts deferred in a Plan Year from his/her Salary, Incentive Award and Sales Commissions pursuant to this Plan) at least equal to six percent (6%) of his/her Salary, then the Company Allocation credited to the Participant's Deferred Compensation Account shall be equal to three and one-half percent (3 1/2%) of the Participant's annual compensation (including amounts deferred pursuant to this Plan) that is in excess of the annual compensation limit prescribed in IRC Section 401(a)(17) for the current Plan Year.

            If a Participant satisfies all the provisions of this Section 3.06(a) except that the Participant is deferring an amount into this Plan which is less than six percent (6%) of his/her Salary, then the Participant will not be entitled to the full Company Allocation available under this Section 3.06(a). Instead, the amount of the Company Allocation will be based on the matching formula provided for in the Company's Savings Plan but counting all compensation in excess of the Savings Plan's legal limits.

            If a Participant under this Plan becomes eligible to be a Participant in the Savings Plan after the beginning of a Plan Year, the Company Allocation under this Plan shall equal the Company Allocation based on the Participant's total Compensation for the Plan Year less the Company Allocation contributed to the Savings Plan.

            If a Participant is eligible to participate in the Savings Plan but chooses not to participate in the Savings Plan, no Company Allocation shall be credited to the Participant's Deferred Compensation Account regardless of the amount deferred pursuant to this Plan.

      b) Participant Not Currently Eligible to Participate in the Company's Savings Plan. If a Participant is not eligible to participate in the Company's Savings Plan but is contributing to this Plan an amount (including all amounts deferred in a Plan Year from his/her Salary, Incentive Award and Sales Commissions) equal to or greater than six percent (6%) of his/her Salary, then the Company Allocation credited to the Participant's Deferred Compensation Account shall be equal to three and one-half percent (3 1/2%) of the Participant's annual Compensation (including amounts deferred pursuant to this Plan). For purposes of this Section 3.06(b), the amount of Compensation utilized in calculating the amount of the Company Allocation shall not be limited to the excess of the annual compensation limit prescribed in IRC Section 401(a)(17), but instead shall include all Compensation earned by the Participant in a Plan Year.

            If a Participant's contribution to this Plan is less than 6% of Salary and the Participant is not eligible to participate in the Company's Savings Plan, the Participant will receive a Company Allocation based on the matching formula provided for in the Company's Savings Plan, but counting all compensation for the Plan Year, without regard to limits in the Savings Plan.

      c) If a Participant incurs a Termination of Service prior to December 31st of a specific Plan Year, the Participant shall forfeit the right to any Company Allocation for the current Plan Year.

3.07 Vesting. A Participant shall have a one hundred percent (100%) vested entitlement to the portion of his/her Deferred Compensation Account which consists of the amount of Salary, Incentive Award and Sales Commission he/she deferred into his/her Deferred Compensation Account and the investment gains or losses credited thereon.

      The portion of a Participant's Deferred Compensation Account which consists of Company Allocations and the investment gains or losses credited thereon shall vest on a five year vesting schedule based on completed Years of Service as follows:

                  Years of Service         Vested Percentage
                  ----------------         -----------------
                    Less than 1                    0%
                         1                        20%
                         2                        40%
                         3                        60%
                         4                        80%
                     5 or more                    100%

      For this purpose Years of Service shall be measured based on the elapsed time method described in ERISA Regulation Section 2530.200b-9, as described in this paragraph, with Years of Service running from the Participant's date of hire through each consecutive anniversary of that date of hire to the Participant's Termination of Service, subject to any excluded periods under this paragraph. For this purpose, any period of severance or absence from employment of less than twelve (12) consecutive months between periods of employment with the Company shall be counted as a period of service. Any periods of service separated by a break in service of at least one year but less than five years shall be aggregated when counting the Participant's Years of Service for vesting, but the break in service period will not count as service. If the break in service period is at least five (5) years long, then only the Years of Service completed before such break shall count towards vesting of the portion of the Participant's Deferred Compensation Account attributable to contributions made with respect to service before the break and only Years of Service completed after the break shall count towards vesting of the portion of the Participant's Deferred Compensation Account attributable to contributions for service after the break. Both portions of the Account will share in the allocation of net phantom investment earnings and losses. After a break in service of at least one (1) year, the Participant's re-employment or resumption of service date shall be treated as a new date of hire from which subsequent Years of Service are measured.

      Any unvested portion of a Participant's Deferred Compensation Account shall become 100% vested in the event of his/her Retirement, death or Disability. A Participant's vested percentage shall not change once he or she has incurred a distributable event under Article IV.

3.08 Determination of Account. Each Participant's Deferred Compensation Account as of each Determination Date shall consist of the balance of the
      Participant's Deferred Compensation Account as of the immediately preceding Determination Date, adjusted for:

            o     additional deferrals pursuant to Section 3. 02,

            o     Company Allocations made pursuant to Section 3. 06,

            o     distributions (if any); and

            o the appropriate deemed investment earnings and gains and/or losses and expenses pursuant to Section 3. 09.

      All adjustments and deemed investment experience related thereto, will be determined on a daily basis.

      The Administrative Committee shall account for contributions to the Participant's Deferred Compensation Account separately for each Plan Year, and make adjustments to each year's contribution sub-account separately. Unless otherwise determined by the Administrative Committee, distributions and investment experience shall be allocated pro rata across all the Participant's class-year sub-accounts based on relative sub-account balances. Such class-year accounting shall include one or more sub-accounts representing contributions from one or more Plan Years prior to the effective date of this Plan restatement only to the extent such class-year accounting for prior years is determined to be feasible by the Administrative Committee.

3.09 Deferred Compensation Account Investment Options. The Administrative Committee shall designate from time to time one or more investment options in which Deferred Compensation Accounts may be deemed invested. A Participant (or Beneficiary of a deceased Participant) shall allocate his or her Deferred Compensation Account among the deemed investment options (in 1% increments) by filing with the Administrative Committee an investment allocation election. Subject to change from time to time, the Administrative Committee designates one or more phantom investment options within the following investment categories:

      a)    Money Market;

      b)    Bond;

      c)    Balanced;

      d)    Growth and Income;

      e)    Large Cap Growth;

      f)    Large Cap Value;

      g)    Small Cap Growth;

      h)    International; and

      i)    Age-Based Lifecycle.

      Any such investment allocation election shall be made initially in the Agreement and shall be subject to such rules as the Administrative Committee may prescribe, including, without limitation, rules concerning the manner of making investment allocation elections and the frequency and timing of changing such investment allocation elections.

      The Administrative Committee shall have the sole discretion to determine the number of deemed investment options to be designated hereunder and the nature of the options and, with notice to Participants, may change, add or eliminate one or more of the phantom investment options or investment categories provided hereunder from time to time. For each investment option the Administrative Committee shall, in its sole discretion, select a mutual fund, or an investment index, or shall create a phantom portfolio of such investments as it deems appropriate, to constitute the investment option. The Company may, but is under no obligation to, acquire any investment or otherwise set aside assets for the deemed investment of Deferred Compensation Accounts hereunder. The Administrative Committee shall determine the amount and rate of deemed investment gains or losses with respect to any such investment option for any period, and may take into account deemed expenses which would be incurred, as if actual investments were made in accordance with the Participant's deemed investment directions.

3.10 Change of Investment Election. Participants may change their deemed investment choices effective as of any business day on which the New York Stock Exchange (or other exchange(s) on which any phantom investment choices which are the subject of the Participant's new direction are traded) is open for trading by giving advance notice by such procedure(s) as the Administrative Committee has approved. Investment direction changes may be made over a designated website or over the telephone as approved by the Administrative Committee from time to time. Participants may, if they so desire, designate how existing account balances are deemed invested separate from how future contribution credits shall be deemed invested.

      To the extent that an investment election is not in effect with respect to any portion of a Participant's Account for any period of time, the undirected portion of the Account shall be deemed invested by default in the Money Market investment fund if only one fund in that category is offered under the Plan; otherwise in whichever of the phantom investment options the Administrative Committee determines, from time to time, provides the least risk of loss of principal.

IV.   DISTRIBUTIONS

4.01 Distribution on Retirement. Upon a Participant's Termination of Service on or after a Retirement Date, distribution of the Participant's entire Deferred Compensation Account, determined under Section 3.08 as of the Determination Date coincident with or next following the sixth (6th) monthly anniversary of such Retirement Date, shall be made or commence. The distribution shall be made or commence as soon as practicable following such valuation Determination Date, in the manner designated by the Participant in his/her Agreement, subject to
      Section 4.05.  Once a  distribution  has been  commenced  pursuant to this
      Section 4.01, the Participant shall immediately cease to be eligible for any other benefit provided under this Plan. Deferred Compensation Accounts automatically become one hundred percent (100%) vested upon an employed Participant attaining his or her Retirement eligibility.

4.02 Distribution on Death. Upon the death of a Participant prior to the distribution of any vested portion of his or her Deferred Compensation Account, distribution of the unpaid balance of such vested portion of the Deferred Compensation Account shall be made or continue to be made to such Participant's Beneficiary. If the distribution of the Participant's Deferred Compensation Account had not yet commenced as of the date of his or her death, distribution to the Beneficiary of such Account, determined as of the Determinate Date coincident with or next following the date of death, shall be made or commence as soon as practicable and in any event within ninety (90) days following such Determination Date. The method of distribution shall be as designated by the Participant in his/her Agreement, subject to Section 4.05.

4.03 Distribution on Termination of Service. Unless otherwise directed by the Administrative Committee, upon the Termination of Service of a Participant prior to his or her Retirement Date for reasons other than death or Disability, distribution of the vested portion of the Participant's Deferred Compensation Account, determined as of the Determination Date coincident with or next following the sixth (6th) monthly anniversary of the Termination of Service date, shall be made as soon as practicable after such valuation Determination Date, in a single lump sum, notwithstanding the provisions of Section 4.05(a) and (b). Upon a Termination of Service prior to his or her Retirement Date or death or Disability, the benefit shall be determined under this Section 4.03, any portion of the Participant's Account that is not vested as of his of her Termination of Service date shall immediately be forfeited and cancelled, and the Participant shall immediately cease to be eligible for any other benefit provided under this Plan. Forfeited amounts shall be applied first to the payment of Plan administrative expenses, then to satisfy any Company Allocation obligations as they come due under the Plan, but any forfeitures not used up within one year may, in the Company's discretion, be used for any other corporate purposes.

4.04 Disability Benefit. In the event a Participant incurs a Disability which first manifests itself after the Participant's initial participation in the Plan but prior to his or her Retirement Date, distribution of the Participant's Deferred Compensation Account, determined as of the Determination Date coincident with or next following the Disability commencement date determined by the Administrative Committee, shall be made or commence as soon as practicable after the Participant incurs the Disability. The distribution shall be made as designated by the Participant in the Agreement, subject to Section 4.05. Such benefit shall be payable until the earliest of the following events: (i) there is no longer any balance in the vested portion of the Participant's Deferred Compensation Account; (ii) the Participant ceases to be Disabled and resumes employment with the Company; or (iii) the Participant dies. Disability benefits shall be treated as distributions from a Participant's Deferred Compensation Account.

      If a Disability occurs while the Participant is making deferral contributions to this Plan under his/her Agreement, the Disabled Participant's Agreement shall be suspended and further deferrals shall not be required during the period of Disability.

4.05  Method and Timing of Distribution.

      a) Election in Agreement. Except in the case of a Termination of Service prior to the Participant's Retirement Date for reasons other than death or Disability, distribution of a Participant's Deferred Compensation Account shall be made in a lump sum or installments, as elected by the Participant in the Agreement relating to each respective Deferred Compensation Account. Installment payments shall be made quarterly over a period of either ten (10) years or fifteen
            (15) years, as elected by the Participant in the Agreement. The amount of each installment shall be equal to the quotient obtained by dividing the balance of the Deferred Compensation Account being distributed in installments by the number of installments remaining to be paid, including the current installment. In the event of the Participant's Termination of Service or Retirement, no distribution under Sections 4.01 and 4.03 may commence within six (6) months of such distributable event or, if earlier, the death of the Participant; each Participant shall be treated as a "specified employee" for purposes of IRC Section 409A(a)(2)B)(i). In the event no election is on file, the distribution will be made in a lump sum.

      b) Election to Change Method of Distribution. A Participant may change either the timing or the form of distribution of any benefit payable under the Plan by making and filing a new written election in accordance with this Section 4.05(b). Any such election shall not take effect until the one year anniversary of its filing. If the election is to change an interim distribution election date or other specified payment date previously elected by the Participant, then the new election must be filed not less than one year before the date as of which the payment is scheduled to be paid (or in the case of installments, the date as of which the first installment payment is scheduled). Installment payments shall be treated for this purpose like a lump sum payable as of the scheduled date of the first installment payment. In addition, if the new election involves a change in the timing or form of a benefit distributable for reasons other than the Participant's death, Disability or Hardship, then any new distribution commencement date must be at least five
            (5) years later than the date as of which the benefit distribution had been scheduled to commence. No acceleration of benefit payments may be permitted, except to the extent allowed by the Administrative Committee in accordance with regulations under IRC Section 409A(a)(3).

      c) Small Benefit Cash-Out. Notwithstanding any payment method elected by a Participant or Beneficiary, the Company may, in its sole discretion, elect to pay any distributable Deferred Compensation Account whose entire vested balance at the time distribution is due to commence is not more than $10,000 in a lump sum.

            Such lump sum cashouts shall be permitted, in accordance with regulations under IRC Section 409A, only if the Participant's entire interest under any and all other non-qualified deferred compensation plans maintained by the Company is also being distributed and payment under this Plan is made on or before the later of December 31 of the calendar year in which the distributable event under this
            Article IV occurred or the 15th day of the third month following that distributable event.

4.06 Interim Distribution. At the time a Participant executes an Agreement, he/she may elect to receive an interim distribution. A Participant may elect to receive, as an interim distribution, an amount equal to a specified percentage (up to 100%) of the vested portion of his/her class-year sub-account attributable to contributions credited, and investment experience thereon, for that specific Plan Year; provided, however, that with respect to any Agreement applicable to contributions creditable for any Plan Year that begins on or after January, 2007 a Participant may elect an interim distribution percentage of either 0% or 100% but nothing in between. Pursuant to the Participant's election at the time he/she executes an Agreement, each such interim distribution shall be made in a lump sum on January 2nd, or as soon as reasonably practicable thereafter, of the year elected by the Participant in his/her Agreement, subject to earlier distribution upon death, Disability or Termination of Employment. The Account shall be valued as of and through the Determination Date next preceding that January 2nd distribution date before the elected interim distribution percentage is applied. In no event may the interim distribution be paid prior to four full Plan Years after the Plan Year for which the deferral was originally made. Once a Participant elects to receive an interim distribution, the election shall be irrevocable. Any interim distribution paid shall be deemed a distribution, and shall be deducted from the Participant's Deferred Compensation Account. A separate interim distribution election shall be made, if any, for each Plan Year in which amounts are deferred.

4.07 Hardship Distributions; Cessation of Deferrals. In the event that the Administrative Committee, upon written petition of the Participant (or, after the Participant's death, the written petition of his or her Beneficiary), determines in its sole discretion that the Participant (or his or her Beneficiary) has suffered a Hardship, the Company may distribute to the Participant (or his or her Beneficiary) as soon as reasonably practicable following such determination, an amount, not in excess of the value of the Participant's Deferred Compensation Account, necessary to satisfy the Hardship. For purposes of this Plan, "Hardship" is a severe financial hardship of the petitioning Participant or Beneficiary resulting from (i) an illness or accident suffered by that individual or by his/her spouse or dependent (as defined in IRC Section 152(a); (ii) loss of the petitioning Participant's or Beneficiary's property due to casualty (including the need to rebuild a home following damage not otherwise covered by insurance); or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the petitioner's control. A distribution due to Hardship may not be made to the extent that such emergency is or may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the petitioner's assets (to the extent such liquidation would not cause severe financial hardship) or by cessation of deferrals under the Plan. The amount necessary to satisfy the Hardship may, upon request, include amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution. Notwithstanding the foregoing, each determination of Hardship and of the corresponding distributable amount shall be made by the Administrative Committee so as to comply with the conditions for distribution upon an "unforeseeable emergency" under IRC Sections 409(A)(a)(2)(A)(vi) and 409A(a)(2)(B)(ii).

      For the purposes of determining the order of Hardship withdrawals under this Plan and the Savings Plan, exhaustion of the loan and hardship withdrawal rights under the Savings Plan shall be required as a condition for receiving a benefit under this Section 4.07.

4.08 Withholding; Employment Taxes. To the extent required by the law in effect at the time payments are made, the Company shall withhold any taxes required to be withheld by the federal, or any state or local, government.

4.09 Change in Control Distribution Election. If there is a Change in Control then, notwithstanding any other provision of this Plan:

      a) If the Participant incurs a Termination of Employment in connection with the Change in Control, then the other distribution provisions of this Article IV shall apply, without regard to this Section 4.09.

      b) If the Participant continues employment after the Change in Control, then his/her Deferred Compensation Account shall become 100% vested as of the date of the Change in Control and:

            (i) shall be valued and distributed in a single lump sum as of the Determination Date coincident with or next following the date of such Change in Control, if the Participant made a valid initial election (as provided below) to receive such distribution upon a Change in Control;

            (ii) shall be valued and commence being distributed as of the Determination Date specified by the Participant in a valid change of election made at least one year before the effective date of the Change in Control and specifying a Determination Date for valuation and payment that is not less than five (5) years after the effective date of the Change in Control; or

            (iii) shall  be  valued  and   distributed   upon  any   appropriate
                  subsequent distributable event without regard to this Section 4.09, if no initial or change election is made under parts (i) and (ii) above.

            For purposes of this Section 4.09(b), an initial election to receive a Change in Control distribution shall be valid if made by the Participant and filed with the Administrative Committee no later than the later of December 31, 2006 or when the Participant files his or her initial deferral Agreement under the Plan. A change of election shall be valid if made by the Participant and filed with the

            Administrative  Committee  by the advance date  required  under part
            (ii) above and the election may provide for a change to an installment distribution in lieu of a lump sum.

4.10 Recipients of Payments: Designation of Beneficiary. All payments to be made by the Company under the Plan shall be made to the Participant during his lifetime, provided that if the Participant dies prior to the commencement or completion of such payments, then all subsequent payments under the plan shall be made by the Company to the Beneficiary or Beneficiaries determined in accordance with this Section 4.10. The Participant shall designate a Beneficiary by filing a written notice of such designation with the Committee in such form as the Committee requires and may include contingent Beneficiary or Beneficiaries without the consent of such Beneficiary or Beneficiaries by filing a new designation in writing with the Committee. (In community property states, the spouse of a married Participant shall join in any designation of a Beneficiary other than the spouse). If no designation is in effect or no designated Beneficiary is surviving at the time of the Participant's death, the Beneficiary shall be the Beneficiary designated by the Participant in the Savings Plan, if any, or the Participant's estate.

4.11 Distributions in Cash. All distributions of Deferred Compensation Accounts shall be paid in United States dollars.

V.    CLAIM FOR BENEFITS PROCEDURE

5.01 Claim for Benefits. Any claim for benefits under the Plan shall be made in writing to the Committee. If such claim for benefits is wholly or partially denied by the Committee, the Committee shall, within a reasonable period of time, but not later than sixty (60) days after receipt of the claim, notify the claimant of the denial of the claim. Such notice of denial shall be in writing and shall contain:

      a)    The specific reason or reasons for the denial of the claim;

      b) A reference to the relevant Plan provisions upon which the denial is based;

      c) A description of any additional material or information necessary for the claimant to perfect the claim, together with an explanation of why such material or information is necessary; and

      d)    An explanation of the Plan's claim review procedure.

5.02 Request for Review of a Denial of a Claim for Benefits. Upon the receipt by the claimant of written notice of the denial of a claim, the claimant may within ninety (90) days file a written request to the Committee, requesting a review of the denial of the claim, which review shall include a hearing if deemed necessary by the Committee. In connection with the claimant's appeal of the denial of his/her claim, he/she may review relevant documents and may submit issues and comments in writing. To provide for fair review and a full record, the claimant must submit in writing all facts, reasons and arguments in support of his/her position within the time allowed for filing a written request for review. All issues and matters not raised for review will be deemed waived by the claimant.

5.03 Decision Upon Review of a Denial of a Claim for Benefits. The Committee shall render a decision on the claim review promptly, but no more than sixty (60) days after the receipt of the claimant's request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time, in which case the sixty (60) day period shall be extended to one hundred-twenty (120) days. Such decision shall:

      a)    Include specific reasons for the decision;

      b)    Be written in a manner  calculated to be understood by the claimant;
            and

      c) Contain specific references to the relevant Plan provisions upon which the decision is based.

      The decision of the Committee shall be final and binding in all respects on the Company, the claimant and any other person claiming an interest in the Plan through or on behalf of the claimant. No litigation may be commenced by or on behalf of a claimant with respect to this Plan until after the claim and review process described in this Article V has been exhausted. Judicial review of Committee action shall be limited to whether the Committee acted in an arbitrary and capricious manner.

VI.   ADMINISTRATION

6.01 Plan Administrative Committee. The Plan shall be administered by the Compensation Committee of the Board, except to the extent that action is required by a committee, selected from time to time by the Board, of non-employee Directors under Rule 16b-3 under the Securities Exchange Act of 1934. The Administrative Committee may assign duties to an officer or other employees of the Company, and may delegate such duties as it sees fit. A member of the Administrative Committee who is also a Participant shall not be involved in the decisions of the Administrative Committee regarding any determination of any specific claim for benefit with respect to himself or herself.

6.02 General Rights, Powers and Duties of Administrative Committee. The Administrative Committee shall be responsible for the management, operation and administration of the Plan. In addition to any powers, rights and duties set forth elsewhere in the Plan, it shall have complete discretion to exercise the following powers and duties:

      a) To adopt such rules and regulations consistent with the provisions of the Plan as it deems necessary for the proper and efficient administration of the Plan;

      b) To administer the Plan in accordance with its terms and any rules and regulations it establishes;

      c) To maintain records concerning the Plan sufficient to prepare reports, returns, and other information required by the Plan or by law;


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

      d) To construe and interpret the Plan, and to resolve all questions arising under the Plan;

      e) To direct the Company to pay benefits under the Plan, and to give such other directions and instructions as may be necessary for the proper administration of the Plan;

      f) To employ or retain agents, attorneys, actuaries, accountants or other persons, who may also be Participants in the Plan or be employed by or represent the Company, as it deems necessary for the effective exercise of its duties, and may delegate to such persons any power and duties, both ministerial and discretionary, as it may deem necessary and appropriate, and the Committee shall be responsible for the prudent monitoring of their performance; and

      g) To be responsible for the preparation, filing, and disclosure on behalf of the Plan of such documents and reports as are required by any applicable federal or state law.

6.03 Information to be Furnished to Committee. The records of the Company shall be determinative of each Participant's period of employment, Termination of Service and the reason therefor, Disability, leave of absence, reemployment, Years of Service, personal data, and Salary, Incentive Award, or Sales Commissions. Participants and their Beneficiaries shall furnish to the Committee such evidence, data or information, and execute such documents as the Committee requests.

6.04 Responsibility. No member of the Administrative Committee shall be liable to any person for any action taken or omitted in connection with the administration of this Plan unless attributable to his/her own fraud or willful misconduct (or that of the Committee, in which he/she participated); nor shall the Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a Director, officer or employee of the Company. Further, the Company shall hold harmless and defend any individual in the employment of the Company, and any director of the Company who has or exercises any administrative responsibility with respect to the Plan against any claim, action, or liability asserted against him/her in connection with any action or failure to act regarding the Plan, except as and to the extent such liability may be based upon the individual's own willful misconduct or fraud; provided, however, that to the extent required by Delaware General Corporation law, the payment by the Company of such defense-related expenses under this Section to any such person shall be made prior to the final disposition of the subject proceeding only upon delivery to the Company of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to this indemnification. This indemnification shall not duplicate, but may supplement, any coverage available under any applicable insurance coverage.

VII.  AMENDMENT AND TERMINATION

7.01 Amendment. The Plan may be amended in whole or in part by a written instrument adopted by the Board of Directors of the Company at any time. Notice of any material amendment shall be given in writing to the Administrative Committee and to each Participant, retired Participant and each Beneficiary of a deceased Participant. No amendment shall retroactively decrease either the balance of a Participant's Deferred Compensation Account or a Participant's interest in his/her Deferred Compensation Account as existing immediately prior to the later of the effective date or adoption date of such amendment.

7.02 Company's Right to Terminate. The Company reserves the sole right to terminate, by action of its Board of Directors, the Plan and/or the
      Agreement pertaining to a Participant at any time prior to the commencement of payment of his/her benefits. In the event of any such termination, a Participant shall be deemed to have incurred a Termination of Service, and his/her Deferred Compensation Account shall be paid in the manner provided in Section 4.03 (without regard to the six (6) month delay thereunder) to the extent such Plan termination may be treated as a distributable event under IRC Section 409A.

7.03 Special Termination. Any other provision of the Plan to the contrary notwithstanding, the Plan shall terminate:

      a) If the Plan is held to be ERISA Funded or Tax Funded by a federal court, and appeals from that holding are no longer timely or have been exhausted. In addition, the Company may terminate the Plan if it determines, based on a legal opinion which is satisfactory to the Company, that either judicial authority or the opinion of the U. S. Department of Labor, Treasury Department or Internal Revenue Service (as expressed in proposed or final regulations, advisory opinions or rulings, or similar administrative announcements) creates a significant risk that the Plan will be held to be ERISA Funded or Tax Funded, and failure to so amend the Plan could subject the Company or the Participants to material penalties. Upon either termination due to such a failure of the Plan's purpose, contributions to the Plan shall not be permitted with respect to periods of employment after the Plan termination date and the Company may:

            i) Transfer the rights and obligations of the Participants and the Company to a new or other plan established or maintained by the Company, which is not deemed to be ERISA Funded or Tax Funded, but which is substantially similar in all other respect to this Plan, if the Company determines that it is possible to establish or maintain such a Plan and make such a transfer without material adverse tax consequences or penalties to the Company or the Participants; or

            ii) If the Company, in its sole discretion, determines that it is not feasible to make the transfer under (i) above, this Plan shall continue in frozen status (with respect to new contributions as provided above) and distribution shall be made of each Participant's Deferred Compensation Account as soon thereafter as possible in accordance with the distribution rights set forth in Article IV or any applicable acceleration rights permitted under IRC Section 409A.

      b) In the event of a Change in Control if the Company acts to terminate the Plan and all substantially similar deferred compensation arrangements within the thirty (30) days preceding or the twelve
            (12) months following the Change in Control. Following such Plan termination, contributions for any post-termination period shall not be permitted and distribution of all Deferred Compensation Accounts shall be made in a lump sum to each respective Participant as if all Participants incurred a Termination of Employment on the date of the Change in Control, but without regard to the six (6) month delay in such distributions under Section 4.03.

      Payments made upon  termination of the Plan shall  commence  within ninety
      (90) days after the Plan termination date unless special circumstances require longer. The Administrative Committee shall seek to reasonably minimize any such delays.

VIII. MISCELLANEOUS

8.01 Separation of Plan. No Implied Rights. The Plan shall not operate to increase any benefit payable to or on behalf of a Participant (or his Beneficiary) from any other Plan maintained by the Company. Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant, Beneficiary, or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Company in accordance with the terms and provisions of the Plan. Except as expressly provided in this Plan, the Company shall not be required or be liable to make any payment under this Plan.

8.02 No Right to Company Assets. Neither the Participant nor any other person shall acquire by reason of the Plan any right in or title to any assets, funds or property of the Company whatsoever, including, without limiting the generality of the foregoing, any specific funds, assets or other property which the Company, in its sole discretion, may set aside in anticipation of a liability hereunder. Any benefits which become payable hereunder shall be paid from the general assets of the Company. The Participant and his/her Beneficiary shall have only a contractual right to the amounts, if any, payable hereunder, unsecured by any asset of the Company. Nothing contained in the Plan constitutes a guarantee by the Company that the assets of the Company shall be sufficient to pay any benefits to any person.

8.03 No Employment Rights. Nothing herein shall constitute a contract of employment or of continuing service or in any manner obligate the Company to continue the services of the Participant, or obligate the Participant to continue in the service of the Company, or as a limitation of the right of the Company to discharge any of its employees, with or without cause. Nothing herein shall be construed as fixing or regulating the Salary, Incentive Award, or Sales Commissions payable to the Participant.

8.04 Offset. If, at the time payments or installments of payments are to be made hereunder, the Participant, retired Participant or the Beneficiary is indebted or obligated to the

      Company, then the payments remaining to be made to the Participant, retired Participant or the Beneficiary may, at the discretion of the Company, be reduced by the amount of such indebtedness or obligation. However, an election by the Company not to reduce any such payment or payments shall not constitute a waiver of its claim, or prohibit or otherwise impair the Company's right to offset future payments for such indebtedness or obligation.

8.05 Protective Provisions. In order to facilitate the payment of benefits hereunder, each employee designated eligible to participate in the Plan, shall cooperate with the Company by furnishing any and all information requested by the Company, including taking such physical examinations as the Company may deem necessary, and taking such other action as my be requested by the Company. If the employee refuses to cooperate, he/she shall not become a Participant in the Plan and the Company shall have no further obligation to him/her under the Plan. In such event, the Participant or his/her Beneficiary shall receive a benefit equal to his/her Deferred Compensation Account determined pursuant to Section 3.08 and paid in accordance with Section 4.03.

8.06 Non-assignability. Neither the Participant nor any other person shall have any voluntary or involuntary right to commute, sell, assign, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are expressly declared to be unassignable and non-transferable. No part of the amounts payable shall be, prior to actual payment, subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by the Participant or any other person, or be transferable by operation of law in the event of the Participant's or any other person's bankruptcy or insolvency.

8.07 Gender and Number. Wherever appropriate herein, the masculine may mean feminine and the singular may mean the plural, or vice versa.

8.08 Notice. Any notice required or permitted to be given under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, and if given to the Company, delivered to the principal office of the Company, directed to the attention of the Administrative Committee. Such notice shall be deemed given as of the date of delivery, or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

8.09 Governing Laws. The Plan shall be construed and administered according to the laws of the State of Illinois.

8.10  Deferred  Compensation  Plan Trust. The Company may establish a Trust with
      (an) independent trustee(s), and shall comply with the terms of the Trust. The Company may transfer to the trustee(s) an amount of cash, marketable securities, or other property acceptable to the trustee(s) ("Trust Property") equal in value to all or a portion of the amount necessary, calculated in accordance with the terms of the Trust, to pay the Company's obligations under the Plan (the "Funding Amount"), and may make additional transfers to the trustee(s) as may be necessary in order to maintain the Funding

      Amount. Trust Property so transferred shall be held, managed, and disbursed by the trustee(s) in accordance with the terms of the Trust. To the extent that Trust Property shall be used to pay the Company's obligations under the Plan, such payments shall discharge obligations of the Company; however, the Company shall continue to be liable for amounts not paid by the Trust. Trust Property will nevertheless be subject to claims of the Company's creditors in the event of bankruptcy or insolvency of the Company, and the Participant's rights under the Plan and Trust shall at all times be subject to the provisions of Section 8.02.

IN  WITNESS   WHEREOF,   the  Company  has  amended  and  restated  the  Playboy
Enterprises, Inc. Deferred Compensation Plan as of January 1, 2005.

                                                PLAYBOY ENTERPRISES, INC.


                                                By: Robert Campbell
                                                    ---------------
                                                Its: Treasurer
                                                     ---------


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